Introducing Alcoa: Building Multi-Materials Leadership Together 1 March 9, 2015 Welcome to RTI International Metals Employees Exhibit 99.5

Important Information
Forward-Looking Statements

Certain statements in this presentation, including statements regarding the proposed acquisition of RTI by Alcoa, the expected timing, closing and benefits of the transaction, the expected synergies, the expected contribution of RTI to Alcoa’s revenues and profitability, the expected acceleration of Alcoa’s portfolio transformation, the expected size, scope and growth of the combined company’s operations and the markets in which it will operate, including the aerospace market, the anticipated issuance of Alcoa common stock in exchange for RTI stock in the transaction, as well as Alcoa’s plans, objectives, strategy, and intentions, may contain words such as: “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,”
“should,” “targets,” “will,” or other words of similar meaning that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform
Act of 1995. These statements are based on Alcoa’s current expectations, estimates, forecasts and projections about the proposed transaction and the operating environment, economies and markets in which Alcoa and RTI operate. In making these statements, Alcoa has made assumptions with respect to: the ability of
Alcoa and RTI to achieve expected synergies and the timing of same; the ability of Alcoa and RTI to predict and adapt to changing customer requirements, demand, and preferences; future capital expenditures, including the amount and nature thereof; trends and developments in the aerospace, metals engineering
(including aluminum and titanium), advanced manufacturing, and other sectors of the economy that are related to these sectors; business strategy and outlook;
expansion and growth of business and operations; credit risks; future results being similar to historical results; expectations related to future general economic and market conditions; and other matters, many of which are beyond Alcoa’s control. Alcoa’s beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change and may prove to be inaccurate.
Actual results or events could differ materially from those contemplated in forward-looking statements as a result of numerous risks and uncertainties, including: (a)
the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, which could result in additional demands on Alcoa’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; (b) the effect of an increased number of Alcoa shares outstanding as a result of the proposed transaction; (c) the possibility that certain assumptions with respect to RTI or the proposed transaction could prove to be inaccurate; (d) failure to receive the required votes of RTI’s shareholders to approve the transaction; (e) failure to receive, delays in the receipt of, or unacceptable or burdensome conditions imposed in connection with, all required regulatory approvals of the proposed transaction, or the failure to satisfy the other closing conditions to the proposed transaction; (f) the potential failure to retain key employees of Alcoa or RTI as a result of the proposed transaction or during integration of the businesses; (g) potential sales of Alcoa common stock issued in the acquisition; (h) the potential loss of customers, suppliers, and other business relationships of Alcoa or RTI as a result of the transaction; (i) consequences of investigations by governmental agencies or regulatory authorities; (j) the failure to capitalize on anticipated growth in the commercial aerospace market; and (k) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2014, and other reports filed with the Securities and Exchange Commission.
Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.  Market projections are subject to the risks discussed above and other risks in the market.  Nothing on Alcoa’s website is included or incorporated by reference herein.

Important Information (continued)
Additional Information and Where to Find It

Participants in the Solicitation
This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed business combination transaction between Alcoa and RTI will be submitted to the shareholders of RTI for their consideration. Alcoa will file with the Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 that will include a proxy statement of
RTI that also constitutes a prospectus of Alcoa. RTI will provide the proxy statement/prospectus to its shareholders. Alcoa and RTI also plan to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document which Alcoa or RTI may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF RTI ARE URGED TO
READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN
THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED
TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov).
You may also obtain these documents, free of charge, from both Alcoa’s website
(www.alcoa.com)
and RTI ’s website (www.rtiintl.com).
Alcoa, RTI, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from RTI shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the
SEC, be deemed participants in the solicitation of RTI shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Alcoa’s executive officers and directors in its definitive proxy statement filed with the SEC on March 18,
2014 and in its Annual Report on Form 10-K filed with the SEC on February 19, 2015. You can find information about RTI’s executive officers and directors in its definitive proxy statement filed with the SEC on March 28, 2014 and in its Annual Report on Form 10-K filed with the SEC on February 26, 2015. Additional information about Alcoa’s executive officers and directors and RTI’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from Alcoa and RTI as described in the preceding paragraph.

RTI International Metals, Inc.

Advancing each generation. ALCOA

Alcoa and RTI: Advancing the Next Generation of Metal Solutions

This transaction is a great fit of resources, capabilities and strategy that will benefit both companies’
shareholders, customers and employees
worldwide
Alcoa’s offer confirms the value RTI has worked so hard to create
With Alcoa, RTI will take its innovative technologies to the next level and deliver even more value-added titanium and specialty metals solutions to meet customer needs
We look forward to joining Alcoa’s team to advance the next generation of metals solutions

…and today, a
Global Leader
in innovating
Lightweight Metals
You may be wondering: Who is Alcoa?
Multi-Material
Solutions

Aluminum
Applications &
Globalization
Invented
Aluminum
We
pioneered
the
Aluminum
Industry more than 125 years ago…

We are a lightweight, high-performance metals innovation leader
EPS:  Engineered Products and Solutions; GRP:  Global Rolled Products
Downstream:
Engineered Products &
Solutions
2014 Revenue: $23.9B | Locations: Operations in 30 countries | 2014 Employees: 59,000
Midstream:
Global Rolled Products
21.9%
EBITDA Margin
$6.0B
Revenue
$767M
ATOI
$339
EBITDA/MT
$7.4B
Revenue
$312M
ATOI
$55
EBITDA/MT
$3.5B
Revenue
$370M
ATOI
$422
EBITDA/MT
$6.8B
Revenue
$594M
ATOI
Upstream:
Global Primary Products -
Alumina
Upstream:
Global Primary Products -
Aluminum

ATOI: After-tax operating income; See appendix for EBITDA reconciliations

BUD LIGHT
ALUMINUM COOL

ALCOA
OIL & GAS

Advancing each generation. ALCOA

Alcoa caters to eight major end markets 7 Alcoa End Markets Aerospace Commercial Transportation Automotive Industrial Gas Turbines Defense Oil & Gas Beverage Packaging Building & Construction

ALCOA

Our Vision

Alcoa. Advancing each generation.

Our Values

We live our Values every day, everywhere, collaborating for the benefit of our customers, investors, employees, communities, and partners.

Integrity

We are open, honest, and accountable.

Respect

We treat all people with dignity and provide a diverse, inclusive work environment.

Environment, Health and Safety

We work safely, promote wellness, and protect the environment.

Innovation

We creatively transform ideas into value.

Excellence

We relentlessly pursue outstanding and sustainable results.

Our Values guide everything we do 8

FORTUNE
WORLD'S MOST ADMIRED COMPANIES 2014

CATALYST

Advancing each generation. ALCOA

We attract, develop, and engage the best talent globally

#1 Fortune Most Admired – 4
years running
Metals Company
Engagement: 32,000 employees shared
improvement ideas valued at $2.2B; 58%
volunteer in community programs
Development: : In past 12 months, new
assignments for 31% of top talent
Recognition: Around the world, honored
for the way we operate
Winner of prestigious Catalyst
award honoring advancement
of women
People: Our Only Sustainable Advantage

Operating System
Talent
Customer Intimacy
Technology
Purchasing
ALCOA

Advancing each generation. ALCOA

The “Alcoa Advantage” adds value to each business we own
Maximizing the value of our collective businesses

Drive commercial
advantage through
customer intimacy
Optimize
performance
across Alcoa
Leveraging
global spend
and best-in-
class strategies
Recruit, develop
and retain the
best talent
Develop innovative
solutions through
technical expertise

Profitable Growth
in every business

Business Programs that define:
- *3-year aspirations*
- *Priority levers*
- *Accountability*

Alcoa Advantage
creating value for all businesses

- *Talent*
- *Technology*
- *Customer Intimacy*
- *Purchasing*
- *Operating System*

Disciplined Execution across all activities

Degrees of Implementation methodology for rigorous management from idea to cash

Advancing each generation. ALCOA

Acquisition aligned with strategic priorities, furthers transformation
EPS:  Engineered Products and Solutions; GRP:  Global Rolled Products; GPP:  Global Primary Products

Globally
competitive
commodity
business
Alcoa  Strategic Priorities and Transformation Levers
Lightweight
multi-material
innovation
powerhouse

Grows Aerospace Revenue 13% to $5.6B in 2014
High Performance Engine Castings
Specialized Rings and Forgings
Global leader in jet engine airfoils
100% nickel super alloys
Global leader in seamless rings
Full range of global engine forgings
~60% nickel alloys ~25% titanium
~15% steel and aluminum
Innovative Fastening Systems
Aluminum sheet, plate and extrusions
Aluminum
~90% and titanium forgings ~10%
Structural castings ~50% titanium ~30%
aluminum
and ~20% nickel alloys
Advanced Aerospace Structures
2014 Pro forma Aerospace Revenue: $5.6B
Global leader
in aerospace
fastening systems
Both airframe and engine
applications
~40% titanium, ~25% steel
and ~35% nickel alloys
35%
$2.0B
18%
$1.0B
23%
$1.3B
13%
$0.7B
Full Service Ti Mill and Fabricated Products
Strong
position in melting, conversion
1
and machining
Complete range of Ti melting,
billetizing and rolling capabilities
Multi-material high-velocity
machining, subassemblies
11%
$0.6B

1) Conversion refers to forging, extruding and investment casting
,
, ;

ALCOA
RTI International Metals, Inc.

Advancing each generation. ALCOA

Expanding Range of Titanium Midstream and Downstream Offerings

Enables Fully Integrated Scrap Loop
Midstream and downstream supply chain combining Alcoa and RTI capabilities
Melting
(Ingot, Cast Slab)
Billetizing, Rolling
(Mill Products)
Machining,
Subassemblies
Midstream Downstream
Conversion
(Closed-Die Forging, Extruding,
Investment Casting)
1) Representative of mid and downstream capabilities; not intended to reflect a market position
Capabilities¹
None Limited Moderate Significant Full

Mix Changes Drive Titanium:  Fastest Growing Aerospace Metal
Source:  ICF International
1)  Buy weight value for billet, bloom, plate, sheet, bar;  2)  Includes Large Commercial Jets and Regional Jets

Commercial jet titanium mill products growth 2014-2019 and titanium growth content in next generation aircraft
Aircraft mix changes
5.3X
B787
B767
A330
4.5X
A350
B777
B777X
2.4X
Drives Growth in Titanium
2019E 2014
+4.9%
CAGR
Titanium Mill Products Spend 1 for Commercial Jets 2 ($B)
170
406

226

2.7
2.1
Platform Titanium Buy Weights (000 lbs) for Select Aircraft

Direct access to RTI TiAl ingot for Alcoa’s investment casting and forging technology
Technically advanced TiAl LPT blades; 50% lighter than Ni-based alloy
Employed on highest-volume next-generation engine programs (LEAP X &GEnX)
Long-term agreement with Snecma in place for LEAP X engine
Advanced Technologies Drive Further Growth Opportunities
Highly Complementary: Ti-Aluminide (TiAl)
15
Ti Aluminide and Additive Manufacturing capabilities
Additive Manufacturing: Multi-Material 3-D Printing
Provides intellectual property in multi-material 3-D printing (Ti, Ni, Steel and Al)
Access to operational, commercial expertise in additive manufactured part production
Enables faster, multi-material proto-typing, tooling and production across aerospace and medical
Advanced speed to
market;
reduces new part cycle time > 50%
LPT = Low Pressure Turbine
Direct Metal Laser Deposition
Sample Jet Engine
Low Pressure Turbine
Blades

Improves Alcoa overall value position and competitiveness
in the Aerospace
supply chain
Delivers significant value creation; net realized synergies of $100M in 2019
In sum, RTI is highly complementary to Alcoa’s EPS segment
Opportunity to combine Midstream and Downstream of Both Companies to Rival Leading Industry Players
RTI Provides… Alcoa EPS Brings…
16 Alcoa Confidential
Stable and cost competitive supply of Titanium Ingot / Slab
Cutting-edge Titanium billetizing
and rolling capabilities
Access to high-quality downstream assets
Specialized long-bed multi spindle machining
Advanced forming
and part assembly / kitting
Expansion
of Alcoa’s high technology aerospace portfolio
(Titanium Aluminide, powder metallurgy, and additive mfg.)
A closed Ti scrap loop with processing capabilities
VAR furnaces to close EPS North American nickel revert loop
Global leadership in jet engine and airframe components
Accelerated growth in aerospace and non-aero sectors
Optimized closed scrap loops and maximized metal
internal supply
R&D-depth that is unique in the metallic materials sector
World-class talent development system
Disciplined execution and multi-billion dollar procurement
spend

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ALCOA
Advancing each generation.
Welcome!
Welcome to Alcoa!
I want to be the first "Alcoan" to reach out to you, the employees of RTI International Metals, introduce Alcoa to you and answer some of the first questions you might have.
Read a letter from Alcoa Chairman and CEO Klaus Kleinfeld to learn "Who is Alcoa? What does this mean for me?"
Read Letter
Alcoa to Acquire RTI, Boosts Value-Add, Multi-Materials
Expands Offerings Made of Titanium, Fastest Growing Aerospace Metal; Builds Advanced Manufacturing and Materials Technologies
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